                                                                   Exhibit 23(b)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Microfluidics International Corporation on Form S-8 (File Nos. 33-6300, 33-19372, 33-38928, 33-38925, 33-86726, 333-14607 and 333-29949) of our report dated February 12, 1997 on our audit of the consolidated financial statements of Microfluidics International Corporation for the year ended December 31, 1996, which report is included in Microfluidics International Corporation Annual Report on Form 10-K for the year ended December 31, 1998.


                                   PricewaterhouseCoopers LLP

Boston, Massachusetts
April 15, 1999